UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2007

APAC Customer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Six Parkway North, Deerfield, Illinois		60015
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-374-4980

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2007, the Compensation Committee of the Board of Directors of APAC Customer Services, Inc. (the "Company") awarded Robert J. Keller, President and Chief Executive Officer of the Company a grant of 100,000 restricted shares of common stock of the Company under the APAC Customer Services, Inc. 2005 Incentive Stock Plan. The restricted common shares will become unrestricted and fully vested in two equal installments on February 26, 2008 and February 26, 2009 or upon a change of control, if earlier; provided, in each case, that Mr. Keller is still employed by the Company at such time. Except for the vesting described above such restricted shares will be subject to the same terms and conditions as set forth in the form of Restricted Stock Award Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on April 5, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

February 28, 2007	By:	George H. Hepburn III

Name: George H. Hepburn III
Title: Senior Vice President and Chief Financial Officer